Exhibit 99.2

INVESTOR FACT SHEET

NASDAQ: RSVR | Q1'FY25

First **female-founded and led, and only publicly traded independent music company** in the U.S.

Since its founding in 2007, Reservoir has grown to represent over 150,000 copyrights and 36,000 master recordings with titles dating as far back as 1900, and hundreds of #1 releases worldwide.

RESERVOIR SNAPSHOT

New York, NY	~$512M	~65M	March 31st
Headquarters	Market Capitalization[2]	Shares Outstanding	Fiscal Year End

Q1 Financial Performance

	Q1'FY25	Q1'FY24
Revenue	$34.3M	$31.8M
Operating Income	$5.0M	$3.1M
Adj. EBITDA	$12.6M	$10.1M

Overview

- Leading, diversified music publishing and recorded music business
- Highly accomplished, respected and award-winning platform
- Led by an experienced mgmt. team of music professionals with decades of experience at major music companies

TTM Revenue Breakout*



4%
Other
28%
Recorded
Music
68% Publishing

For the period ended 6-30-24

INVESTMENT HIGHLIGHTS

- Leading independent music company with proven platform
- Competitive advantages & value enhancement capabilities
- Proven M&A platform
- Evergreen catalog & contemporary hits
- Growing industry, supported by powerful secular tailwinds
- Strong growth & operating leverage model

ORGANIC REVENUE GROWTH

Growing industry supported by powerful secular tailwinds	Consistently outperforms the industry
9% (1)	13%
Industry Organic Revenue CAGR	Reservoir Organic Revenue CAGR
Fiscal 2018 - 2024	Fiscal 2018 - 2024

(1) Wall Street Research

FISCAL YEAR FINANCIAL SUMMARY

Revenue ($MM)



- Publishing
- Recorded Music & Other
$31
$77
$38
$84
$49
$96
2022
2023
2024

Gross Profit ($MM)



$64
$74
$89
2022
2023
2024

Adj. EBITDA ($MM)



$41
$46
$56
2022
2023
2024

Free Cash Flow ($MM)



$40
$54
$53
2022
2023
2024

Investor contact: Alpha IR Group - Jackie Marcus or Nathan Skown - RSVR@alpha-ir.com

INVESTOR FACT SHEET

NASDAQ: RSVR | Q1'FY24

SECULAR GROWTH DRIVERS

1 Rise of digital & availability of streaming
- Digital CAGR: 11% (2023-30)

2 Growth of paid streaming subscribers
- Paid subs CAGR: 9% (2023-30)

3 Growth of streaming in emerging markets
- EM subscribers to make up 52% of all subscribers by 2030, up from 43% today

4 Expansion of emerging music monetization platforms
- TikTok, Triller, Supernatural, Roblox

5 Increased government intervention
- Curb piracy and improved monetization rates for content owners

6 Recovery in process across impacted royalty streams
- Gym/bars/restaurants, synch, music releases, live music

MUSIC PUBLISHING

- **150K+** copyrights
- **97%** catalog retention for over **10** years
- No musical composition accounts for more than **2%** of revenue

RECORDED MUSIC

- **36K+** sound recording copyrights
- **100%** ownership of each master recording typically
- No master recording accounts for more than **4%** of Net Label Share[1]

[1] Based on 80% of LTM Net Label Share (NLS) as of 12-31-23

PIPELINE & DEAL FLOW

248 NEW DEALS CONSIDERED IN **FY2024** → 104 OFFERS MADE **42%**[1] → 62 DEALS INTO EXCLUSIVITY **60%**[1] → 52 DEALS CLOSED **84%**[1]

100+ M&A targets in current pipeline as of 6/30/24 totaling **$1.0B+**

$773M Capital deployed since inception[2]

95% of gross profit and cost synergies should fall to Adj. EBITDA[3]

12% Unlevered IRR since 2007[4]

NOTABLE DEALS IN Q1'FY25



Lewis Thompson



Wrabel



Aaron Zuckerman

1. *Based on total offers made, deals into exclusivity, and deals closed as a percentage of new deals considered in FY2024, respectively*
2. *As of 6-30-24*
3. *For the period FY18-FY24*
4. *IRR represents a net return on invested capital since inception (2007) by the majority shareholder marking the investment to market upon close of SPAC merger*